Exhibit 10.2

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”), dated as of March 9, 2020, is made pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2015, as amended (the “Purchase Agreement”), by and between UAS Drone Corp. (the “Company”) and Alpha Capital Anstalt, a Liechtenstein company (the “Purchaser”), for the purchase of the Company’s Original Issue Discount Convertible Debentures in the respective amounts of $300,000 (issued on April 1, 2015, and due April 1, 2017), $100,010 (issued on April 1, 2016, and due April 1, 2017), and $50,005 (issued on January 27, 2017, and due August 1, 2018) (collectively, the “Debentures”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

RECITALS:

WHERAS, the Company issued and the Purchaser purchased the Debentures, each bearing interest at the rate of eight percent (8%) per annum, and convertible into shares of common stock of the Company (the “Common Stock”) at conversion prices of $0.33, $1.55 and $1.55, respectively; and

WHEREAS, the Company has determined that the present value of its Common Stock is $0.0001 per share;

WHEREAS, the Company has entered into a Share Exchange Agreement dated March 4, 2020 (the “Duke Share Exchange Agreement”), with Duke Robotics, Inc., a Delaware corporation (“Duke”), and the several shareholders of Duke as signatories thereto (the “Duke Shareholders”); and

WHEREAS, the closing of the Duke Share Exchange Agreement is subject to various conditions precedent, including the simultaneous closings of the Duke Share Exchange Agreement and the “Duke Funding” as defined in Annex B (the “Closings”), and the exchange of certain shares of the Company Common Stock to the Purchaser in partial conversion of the Debentures and the exchange of the Purchaser Debentures for a new debenture in the amount of $300,946, due and payable on March 9, 2023 (the “New Debenture”), bearing interest at the rate of eight percent (8%) per annum, and convertible into shares of the Company Common Stock at a conversion price of $0.374, subject to adjustment as provided in Section 5 of the New Debenture; and

WHEREAS, except as otherwise provided herein, the rights and obligations of the Purchaser and of the Company with respect to the New Debenture and the shares of the Company Common Stock issuable under the New Debenture (the “New Underlying Shares”) shall be identical in all respects to the rights and obligations of the Purchaser and of the Company with respect to the Debentures and the Underlying Shares issued and issuable pursuant to the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Issuance of New Debenture. Solely for the purpose of effectuating the transactions contemplated by this Agreement, the Company and the Purchaser hereby extend the Maturity Date of each of the Debentures to March 31, 2020. Subject to the Closings, the Company hereby agrees to exchange to the Purchaser in partial payment of the Debentures and accrued interest, in a private placement and not in connection with the Company’s S-1 Registration Statement that was confidentially filed with the Securities and Exchange Commission (the “SEC”) on or about May 22, 2015, and which was declared effective on September 15, 2015 (the “S-1 Registration Statement”) (a) 698,755 shares of the Company Common Stock, comprised of “restricted securities” issued by a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a definition of which presently describes the Company; and (b) the New Debenture, which New Debenture shall be in the form of the Debenture attached hereto as Exhibit A and incorporated herein by reference. The issuance of such 698,755 shares and the New Debenture will be subject to forfeiture if there are no simultaneous Closings of the Duke Share Exchange Agreement and the Duke Funding. The Company shall promptly deliver to the Purchaser the New Debenture on the Closings.

2. Documents. Any rights of the Purchaser or covenants of the Company which are dependent on the Purchaser holding securities of the Company or which are determined in magnitude by the Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder. The New Debenture shall cancel and replace the Debentures and the Purchase Agreement; provided, however, the rights of the Purchaser and the obligations of the Company under the Purchase Agreement shall be modified as follows: (a) all securities of the Company that were Underlying Shares of the Debentures and that were registered for the Purchaser in the S-1 Registration Statement that have not been previously converted by Purchaser to shares of the Company Common Stock shall be withdrawn from the S-1 Registration Statement; (b) the Purchaser shall have no demand or other registration rights with respect to the shares of the Company Common Stock issuable under the New Debenture (the “New Underlying Shares”); (c) the Purchaser shall not possess, and waives its right, to receive any penalties associated with a Public Information Failure as set forth in Section 4.3(b) of the Purchase Agreement; (d) the Purchaser shall not possess, and waives its right, to participate in future financing as set forth in Section 4.12 of the Purchase Agreement; (e) the Purchaser waives the restrictive covenants relating to the Company’s ability to conduct any sales or issuances of Common Stock or Common Stock Equivalents, and the Company shall not be restricted from entering into a Variable Rate Transaction, each as set forth in Section 4.13 of the Purchase Agreement; (f) the Purchaser shall not possess, and waives its right, to enforce the Most Favored Nation Provision set forth in Section 4.17 of the Purchase Agreement; and (g) Purchaser shall be limited to conversions of $50,000 per month under the New Debenture, unless the average daily five (5) day trading volume of the Company Common Stock on any Trading Market, including, for the purposes of this Agreement, the “OTC Pink Tier” of the OTC Markets, exceeds $100,000 prior to any such conversion, in which case, there shall be no limit on the monthly conversion amount.

3. Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Issuance of the New Debenture. Subject only to the Closings, the New Debenture is duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The New Underlying Shares, when issued in accordance with the terms of the New Debenture, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of the Company Common Stock for issuance of the New Underlying Shares at least equal to the Required Minimum on the date hereof.

(d) Affirmation of Prior Representations and Warranties. The Company hereby represents and warrants to the Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof, except and to the extent modified in the Duke Share Exchange Agreement and the UAS Disclosure Letter issued thereunder.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a) Authority. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser (i) understands that the New Debenture are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the New Debenture as principal for its own account and not with a view to or for distributing or reselling the New Debentures or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such New Debenture (this representation and warranty not limiting the Purchaser’s right to sell the New Underlying Shares pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the New Debentures hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the New Debenture or New Underlying Shares.

(c) Purchaser Status. The Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) General Solicitation. The Purchaser is not purchasing the New Debenture as a result of any advertisement, article, notice or other communication regarding the New Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Affirmation of Prior Representations and Warranties. The Purchaser hereby represents and warrants to the Company that its representations and warranties listed in Section 3.2 of the Purchase Agreement are true and correct as of the date hereof.

(f) No Other Indebtedness. Other than the Debentures, the Purchaser does not hold any other debt that is owed or payable by the Company.

5. Public Disclosure. The Company shall consult with the Purchaser in issuing any press releases with respect to the transactions contemplated hereby, though the Purchaser agrees that, subject to the Closings, all transactions contemplated hereby shall be disclosed in a Form 8-K to be filed with the SEC within four business days of the Closings.

6. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures, or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement and the New Debenture, on the other hand, the terms and provisions of this Agreement and the New Debenture shall prevail.

7. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchaser.

8. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

10. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

13. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

14. Registration Rights. In accordance with the provisions set forth in that certain Registration Rights Agreement being entered into by the Company, the Purchaser and other security holders of the Company contemporaneously with the execution of this Agreement, (the “RRA”), within 30 calendar days following the earlier of (X) the Company having timely filed its form 10-K for the fiscal year ended December 2019 or (Y) it has finalized the second stage of the share exchange agreement with the stockholders of Duke Robotics, Inc. or (Z) March 31, 2020, , the Company shall prepare and file with the SEC a Registration Statement (the “Registration Statement”) for a resale offering to be made on a continuous basis, registering the Conversion Shares (as defined in the New Debenture) issuable upon conversion of the New Debenture (the “Registrable Securities”) and shall use its commercially best efforts to keep such Registration Statement, with respect to the Purchaser, continuously effective under the Securities Act until the earlier to occur of (i) the date on which the Purchaser may sell the Conversion Shares then held in compliance with Rule 144, or (ii) all Conversion Shares covered by the Registration Statement have been sold by the Purchaser.

Notwithstanding the registration obligations set forth above, if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Purchaser thereof and use its commercially reasonable efforts to file amendments to the such Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering, all as set forth in the RRA.

If the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities, and any other securities being registered on the Registration Statement, permitted to be registered on a particular Registration Statement, unless otherwise directed in writing by the Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on the basis set forth in the RRA.

For purposes of this Section 14, “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

If there is a conflict between this Agreement and the RRA, the RRA shall take precedence and will control.

[SIGNATURE PAGE FOLLOWS]

Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

UAS DRONE CORP.

By:	/s/ Christopher J. Leith
Name: Christopher J. Leith
Title: Acting CFO

ALPHA CAPITAL ANSTALT

Signature of Authorized Signatory:	/s/ Konrad Ackermann

Name of Authorized Signatory:	Konrad Ackermann

Title of Authorized Signatory:	Director